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                                                                    Exhibit 4.12


                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT dated as of May 1, 2002 (this "Agreement"), by and among R.A.B. HOLDINGS, INC., a Delaware corporation (the "Company"), and each of the Persons executing a signature page hereto (the "Securityholders").

                  The Company is issuing to each of the Securityholders a Warrant (each, a "Warrant") to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and in connection therewith the Company, the Securityholders and the principal stockholder of the Company are entering into a Securityholders Agreement dated as of even date herewith, pursuant to which the Company agreed to enter into this Agreement. The Company and the Securityholders desire to provide for the registration of the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") upon the terms, provisions and conditions set forth in this Agreement.

                  NOW THEREFORE, for good and valuable consideration, the receipt and legal adequacy of which are hereby acknowledged by the parties, the parties hereby agree as follows:

         1. Definitions. For purposes of this Agreement, the terms set forth in this Section 1 shall be defined as provided in this Section 1:

                  (a) "Business Day" shall mean a day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

                  (c) "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act.

                  (d) "Holder" means any Person owning or having the right to acquire Registrable Securities by virtue of being a Securityholder under this Agreement and the Securityholders Agreement.

                  (e) "IPO" means the first firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement on Form S-1 under the Securities Act, pursuant to which the Company sells shares for its own account (other than an offering relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a transaction subject to Rule 145 promulgated under the Exchange Act or any successor to said Rule).

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                  (f) A "Person" means a corporation, an association, a
partnership, an organization or business, an individual, a government or political subdivision thereof or a governmental agency.

                  (g) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (h) "Registrable Securities" means any of the following, to the extent held by a Holder: (i) the shares of Common Stock issuable or issued upon exercise of a Warrant and (ii) any other shares of capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares described in clause (i) of this definition. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

                  (i) The number of shares of "Registrable Securities then outstanding" shall be deemed to be equal to the sum of the number of shares of Common Stock outstanding that are Registrable Securities and the number of shares of Common Stock issuable pursuant to Warrants that are Registrable Securities.

                  (j) "SEC" means the Securities and Exchange Commission.

                  (k) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  (l) "Warrants" means the warrants issued pursuant to the Securityholders Agreement referred to above and any other warrants of like tenor issued in substitution or exchange for any thereof.

         2. Request for Registration.

                  (a) If the Company shall receive, at any time after the expiration of one hundred eighty (180) days after the effective date of the IPO, a written request from the Holders of 75% of the Registrable Securities then outstanding, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of Section 2(b), use its reasonable best efforts to effect as soon as practicable, a registration under the Securities Act of all Registrable Securities which the Holders request to be registered within fifteen (15) days of the mailing of such notice by the Company in accordance with Section 15(e); provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2(a) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than the greater of: (A) $3,000,000 and (B) 85% of the Fair Market Value (as defined in the Securityholders Agreement) of the Registrable Securities determined as of the date on which the written request is received.


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                  (b) If the Holders initiating the registration request
pursuant to Section 2(a) ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 2(a) and the Company shall include such information in the written notice referred to in Section 2(a). The underwriter will be selected by a majority in interest of the Initiating Holders; provided that such underwriter shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his or its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering (including, without limitation, the price to be received for the securities being sold), then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (including, without limitation, the price to be received for the securities being sold). Equal priority for inclusion in such registration shall be allocated to all of the securities proposed to be included in such offering by all Persons who proposed to include shares of Common Stock therein, including but not limited to the Holders hereunder who initiated the registration and the selling stockholders who are entitled to piggyback rights in such registration (whether such rights arise under the same or different registration rights agreements), in proportion (as nearly as practicable) to the number of shares of Common Stock owned by each such Person.

                  (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2, a certificate signed by an executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such registration statement to be filed because it would materially interfere with a material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.



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                  (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2:

                           (i) after the Company has effected one (1) registration pursuant to this Section 2 and such registration has been declared or ordered effective; provided, however, that no registrations of Registrable Securities which shall not have become and remained effective in accordance with the provisions of this Section 2, and no registrations of Registrable Securities pursuant to which the Holders are not able to include at least seventy-five percent (75%) of the Registrable Securities which they desired to include, shall be included in the calculation of the number of registrations contemplated by this subclause (i);

                           (ii) within one hundred eighty (180) days after the effective date of, a registration subject to Section 3 hereof; or

                           (iii) if the Initiating Holders who propose to dispose of shares of Registrable Securities pursuant to this Section 2 may then register such shares on Form S-3 pursuant to a request made pursuant to Section 4 below.

         3. Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act (or any successor to said Rule), or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 15(e), the Company shall, subject to the provisions of Section 8 (including but not limited to the "underwriter cutback" provisions thereof), cause to be included in such registration under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. If, at any time after giving notice of its intention to register any of its securities as set forth in this
Section 3 and before the effective date of such registration statement filed in connection with such registration, the Company shall determine, for any reason, not to register such securities, the Company may, in its sole discretion, give written notice of such determination to each Holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein). No registration of Registrable Securities effected under this Section 3 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 2 hereof.



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         4. Form S-3 Registration. In case the Company shall receive from
Holders who own at least 85% of the outstanding Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                  (b) as soon as is reasonably practicable, but in any event, no later than sixty (60) days after the Company receives a request therefore, use its reasonable best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 4: (i) if the Company does not qualify to use Form S-3; (ii) if Form S-3 is not available for such offering by the Holders; (iii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000 (or if, in the reasonable good faith determination of the Board of Directors of the Company, such Holders do not have a reasonable expectation that the Registrable Securities they propose to include in such registration would have an aggregate price to the public of at least such amount); (iv) if the Company shall furnish to the Holders a certificate signed by an executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 4; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (v) if the Company has, within the (12) month period preceding the date of such request, already effected two
(2) registrations on Form S-3 for the Holders pursuant to this Section 4; (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vii) for a period of one hundred eighty (180) days after the effective date of a registration statement subject to Section 3.



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                  (c) Subject to the foregoing, the Company shall file a
registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.

         5. Obligations of the Company. Whenever required under any of Sections 2, 3 or 4 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as is reasonably practicable:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least 50% of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days after it is first declared effective. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for up to one hundred eighty (180) days.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under any such underwriting agreement that are reasonably requested by the managing underwriter.

                  (f) (i) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred eighty (180) days; (ii) promptly file such amendments and supplements which may be required pursuant to subparagraph (b) of this Section 5 on account of such event; and (iii) use its reasonable efforts to cause such amendment and supplement to become effective.



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                  (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                  (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  (i) Use its reasonable best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to any of Sections 2, 3 or 4, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to any of Sections 2, 3 or 4, if such Registrable Securities are being sold through underwriters, or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a comfort letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  (j) Apply for listing and use its reasonable efforts to list the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities is listed, or if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its reasonable efforts to qualify the Registrable Securities being registered for inclusion on the NASDAQ National Market.

                  (k) It shall be a condition precedent to the obligations of the Company to take any action pursuant to any of Sections 2, 3 or 4 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.



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         6. Holdback. No Holder of Registrable Securities shall effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten public offering of the Company's equity securities (including demand registrations under Section 2 of this Agreement and piggyback registrations under Section 3 of this Agreement) (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

         7. Expenses of Registration.

                  (a) Demand Registration. The Company shall pay all expenses (other than underwriting discounts and commissions, if applicable) incurred in connection with registrations, filings or qualifications effected pursuant to
Section 2, whether or not such registration becomes effective, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld.

                  (b) Company Registration. The Company shall pay all expenses (other than underwriting discounts and commissions, if applicable) incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 3 for each Holder, whether or not such registration becomes effective, including, without limitation, all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld.

                  (c) Registration on Form S-3. The Company shall pay all expenses (other than underwriting discounts and commissions, if applicable) incurred in connection with a registration requested pursuant to Section 4, whether or not such registration becomes effective, including, without limitation, all registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, and counsel for the Company.



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         8. Underwriting Requirements. (a) In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting, which shall be reasonable and customary as agreed upon between the Company and the underwriters selected by it (or by other Persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company (including, without limitation, the price to be received by the Company for the securities being sold). If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering (including, without limitation, the price to be received by the Company for the securities being sold), then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (including, without limitation, the price to be received by the Company for the securities being sold). If the registration was initiated by the Company: first priority for inclusion in such registration shall be allocated to the securities proposed to be included in such offering by the Company for its own account; and second priority for inclusion in such registration shall be allocated to the securities proposed to be included in such offering by all Persons (including the Holders hereunder) who proposed to include shares of Common Stock therein, including but not limited to any Person who proposed to participate therein pursuant to "piggyback" or similar registration rights, in proportion (as nearly as practicable) to the number of shares of Common Stock owned by each such Person. If the registration was initiated by stockholders and not the Company: equal priority for inclusion in such registration shall be allocated to all of the securities proposed to be included in such offering by all Persons (including the Holders hereunder) other than the Company who proposed to include shares of Common Stock therein, including but not limited to the selling stockholders who initiated the registration and the selling stockholders who are entitled to piggyback rights with such selling stockholders (whether under the same or different registration rights agreements), in proportion (as nearly as practicable) to the number of shares of Common Stock owned by each such Person.

                  (b) (i) With respect to individual representations, warranties and agreements of sellers of shares in any underwriting agreement with respect to any offering, the aggregate amount of liability of any Holder shall not exceed such Holder's net proceeds from such offering, and (ii) with respect to all other representations, warranties and agreements of sellers of shares in any underwriting agreement with respect to any offering, the aggregate amount of such liability of any Holder shall not exceed the lesser of (A) such Holder's pro rata portion of any such liability in accordance with such Holder's portion of the total number of shares included in the offering, or (B) such holder's net proceeds from such offering.

         9. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

         10. Indemnification. In the event any Registrable Securities are included in a registration statement pursuant to this Agreement:



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                  (a) To the extent permitted by applicable law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several), penalties, costs and expenses (including, without limitation, attorneys' fees and expenses) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any other such disclosure document (including, without limitation, reports and other documents filed under the Exchange Act and any documents incorporated by reference therein), (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law or any common law, rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration statement, disclosure document or other document or report; and the Company will pay to each such Holder, underwriter or controlling Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, nor shall the Company be liable to any Holder, underwriter or controlling Person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or alleged omission made in such registration statement or other disclosure document in reliance upon and in conformity with written information furnished solely for use in connection with the preparation of such disclosure document or other document or report by any such Holder, underwriter or controlling Person.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, its subsidiaries, control Persons (within the meaning of the Securities Act and the Exchange Act) and any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages, liabilities (joint or several), penalties, costs and expenses to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in any registration statement in which such Holder is participating, or omission or alleged omission to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by such indemnifying Holder expressly for use in connection with such registration; and each such indemnifying Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this Section 10(b) exceed the net proceeds from the offering received by such indemnifying Holder (after deduction of all underwriters' discounts and commissions), except in the case of willful fraud by such indemnifying Holder.



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                  (c) Promptly after receipt by an indemnified party under this
Section 10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably determines that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. If, within a reasonable time after receipt of the notice (but not sooner than 30 days thereafter), the indemnifying party shall not have elected to assume the defense of the action, such indemnifying party shall be responsible for any legal or other expenses incurred by such indemnified party in connection with the defense of the action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liabilities in respect of such claim or litigation. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if actually and materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.

                  (d) If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Section 10(d) exceed the net proceeds from the offering received by such Holder (after deduction of all underwriters' discounts and commissions), except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 10(h) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, liabilities, claims, damages or expenses referred to above in this Section 10(d) shall include any reasonable legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that in the event the underwriting agreement is silent with respect to a particular provision, such provision in this Agreement shall be deemed to be not in conflict with the underwriting agreement.

                  (f) The obligations of the Company and Holders under this
Section 10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

         11. Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the IPO so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (including, without limitation, Sections 13 and 15(d) thereunder); and

                  (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         12. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only in conjunction with all related obligations) by a Holder only to Persons who become "Securityholders" pursuant to the Securityholders Agreement and in accordance with the terms of the Securityholders Agreement (including but not limited to Section 7 thereof); provided that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned.

         13. Limitations on Subsequent Registration Rights. From and after the date of this Agreement through the closing of an IPO, the Company shall not, without the prior written consent of the Holders of at least 50% of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) allow such holder or prospective holder to include such securities in any registration filed under Section 2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only on a pari passu basis with the Holders of the Registrable Securities hereunder or (ii) grant such holder priority on "underwriter cutbacks" over the Holders hereunder.

         14. Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Agreement after the earlier of (i) five
(5) years following the consummation of an IPO, or (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of such Holder's shares during a three (3)-month period without registration.

         15. Miscellaneous.

                  (a) Expenses. Except as otherwise expressly provided in this Agreement or in the Securityholders Agreement, each party hereto shall pay its own costs and expenses incurred in connection with or incidental to the preparation and negotiation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, attorneys' fees and expenses).

                  (b) Amendment. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

                  (c) Entire Agreement. This Agreement, the Warrants and the Securityholders Agreement contain the entire understanding and agreement of the parties relating to the subject matter hereof and supersede all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.

                  (d) Waiver. Any waiver by a party hereto of any breach of or failure to comply with any provision or condition of this Agreement by any other party hereto shall not be construed as, or constitute, a continuing waiver of such provision or condition, or a waiver of any other breach of, or failure to comply with, any other provision or condition of this Agreement, any such waiver to be limited to the specific matter and instance for which it is given. No waiver of any such breach or failure or of any provision or condition of this Agreement shall be effective unless in a written instrument signed by the party granting the waiver and delivered to the other party hereto in the manner provided for hereunder in Section 15(e). No failure or delay by either party to enforce or exercise its rights hereunder shall be deemed a waiver hereof, nor shall any single or partial exercise of any such right or any abandonment or discontinuance of steps to enforce such rights, preclude any other or further exercise thereof or the exercise of any other right.

                  (e) Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service), (b) if mailed certified or registered mail return receipt requested, four (4) Business Days after being mailed, (c) if delivered by overnight courier (with all charges having been prepaid), on the Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (d) if delivered by facsimile transmission, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's facsimile machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 15(e)), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

               If to the Company:

               444 Madison Avenue
               Suite 601
               New York, New York 10022
               Attention:  Mr. Richard A. Bernstein
                           Chairman
               Facsimile:  (212) 888-5025
               with copies to:

               444 Madison Avenue
               Suite 601
               New York, New York 10022
               Attention:  James A. Cohen, Esq.
                           Senior Vice President - Legal Affairs
               Facsimile:  (212) 888-5025
               and:

               Jenkens & Gilchrist Parker Chapin LLP
               The Chrysler Building
               405 Lexington Avenue
               New York, New York 10174
               Attention:  Martin Eric Weisberg, Esq.
               Facsimile:  (212) 704-6288

               If to the Securityholder, to the address set forth with the Securityholder's signature on the signature pages hereto.

or to such other address as any party may specify by notice given to the other party in accordance with this Section 15(e).

                  (f) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted. Each of the parties unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the federal district court for the Southern District of New York with respect to any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and each of the parties hereby unconditionally and irrevocably waives any objection to venue in any such court or to assert that any such court is an inconvenient forum, and agrees that service of any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided in section 15(e). Each of the parties hereby unconditionally and irrevocably waives the right to a trial by jury in any such action, suit or other proceeding.

                  (g) Severability. Should any provision of this Agreement be held to be invalid, illegal or unenforceable by any court of competent jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be enforced to the fullest extent permitted by applicable law.

                  (h) Assignment, Etc. This Agreement and the rights and obligations hereunder may not be assigned by any Holder except in compliance with Section 12 hereof. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns. Except as provided in the "cutback" provisions of section 2(b) and section 8, nothing herein is intended or shall be construed to confer upon or give to any Person, other than the parties hereto, any rights, privileges or remedies under or by reason of this Agreement.

                  (i) Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.











         [The remainder of this page has been left blank intentionally.]

                  (j) Counterparts. This Agreement may be executed in two (2) or more counterparts (including by facsimile signature, which shall constitute a legal and valid signature), and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                    R.A.B. HOLDINGS, INC.


                                    By: /s/ Steven M. Grossman
                                        ---------------------------------
                                        Name: Steven M. Grossman
                                        Title: Executive Vice President


                     [Securityholder Signature Pages Follow]

Dated as of May 1, 2002
                                 PUTNAM HIGH YIELD ADVANTAGE FUND

                                 PUTNAM HIGH YIELD TRUST

                                 PUTNAM VARIABLE TRUST-PUTNAM VT HIGH YIELD FUND

                                 PUTNAM FUNDS TRUST-PUTNAM HIGH YIELD TRUST II

                                 By: Putnam Investment Management, LLC

                                 By:
                                     --------------------------------
                                       Name:  John R. Verani
                                       Title: Senior Vice President
                                 Address of Securityholder:

                                 c/o High Yield Group
                                 One Post Office Square
                                 7th Floor or Mail Stop 7A
                                 Boston, Massachusetts 02109
                                 Attention: Ms. Christina L. Scully
                                 Facsimilie: 617-760-8639

                                 PUTNAM HIGH YIELD ADVANTAGE FUND I.R.S. I.D. # 06-6290063

                                 PUTNAM HIGH YIELD TRUST
                                 I.R.S. I.D. # 04-6415410

                                 PUTNAM VARIABLE TRUST-PUTNAM VT HIGH YIELD FUND I.R.S. I.D. # 04-2986135

                                 PUTNAM FUNDS TRUST-PUTNAM HIGH YIELD TRUST II I.R.S. I.D. # 04-6852657